UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2016

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street, Suite 3110 Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 639-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a)	Entry Into A Material Definitive Agreement.

On November 10, 2016, Juniper Pharmaceuticals, Inc. (the “Company”) entered into (i) an amendment to that certain License Agreement, dated as of March 3, 2010, by and among the Company, as successor to Columbia Laboratories, Inc., Coventry Acquisition, Inc. and Watson Pharmaceuticals, Inc.(the “License Agreement Amendment”) and (ii) an amendment to that certain Purchase and Collaboration Agreement, dated as of March 3, 2010, by and among the Company, as successor to Columbia Laboratories, Inc., Coventry Acquisition, Inc. and Watson Pharmaceuticals, Inc. (the “Purchase and Collaboration Agreement Amendment”, and together with the License Agreement Amendment, the “Amendments”). Pursuant to the Amendments, the Company, in consideration of its receipt of a one-time payment of $11,000,000, will no longer be entitled to receive, effective November 1, 2016, royalty payments from Allergan in connection with the sale of CRINONE in the United States.

The Company expects to file the Amendments as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2016. The foregoing descriptions of the Amendments are qualified in their entirety by reference to the complete text of such amendments when filed.

Item 7.01	Regulation FD Disclosure.

On November 15, 2016, the Company issued a press release related to the Amendments. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release by Juniper Pharmaceuticals, Inc., November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2016	Juniper Pharmaceuticals, Inc.

	By:	/s/ George Elston
George Elston
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Ex.No.	Exhibit

99.1	Press Release by Juniper Pharmaceuticals, Inc., November 15, 2016.